Exhibit 99.1

CONTACT:

FOR IMMEDIATE RELEASE

Stanley Wunderlich

Consulting For Strategic Growth 1, Ltd.

880 Third Ave, 6th Floor

New York NY 10022

Telephone: (800) 625-2236

Fax: (646) 205-7771

Email: info@cfsg1.com

RESOURCE EXCHANGE OF AMERICA ADDS ASSET RECOVERY DIVISION, ADVANCING RXAC’S VERTICAL INTEGRATION, AND LAUNCHES JOINT VENTURE WITH ORLANDO DEMOLITION COMPANY

SARASOTA, Florida, June 1, 2010 - Resource Exchange of America Corporation (OTCBB: RXAC.OB), a Florida-based recycling company, today announced that it has formed a new subsidiary, Asset Recovery of America LLC (ARA), to serve as the Company’s demolition and dismantling (asset recovery) division.  The Company also announced that on May 11, 2010, ARA signed a Joint Venture (JV) agreement with Harry’s Hauling LLC (HHL), an asset recovery company located in Orlando, Florida.

RXAC Incorporated Asset Recovery of America, LLC (ARA) on April 21, 2010 as a limited liability subsidiary in order to more effectively explore opportunities for joint ventures in asset recovery.  An asset recovery division provides an essential element to RXAC’s strategy to aggregate all aspects of the fragmented recycling industry into a vertically integrated business addressing a huge international and national market.

The Joint Venture with HHL includes an asset recovery project in Orlando, Florida, valued at US$190,000 and also provides RXAC with the ferrous and non-ferrous metals being removed from the project, which ARA will be able to process and resell.

“This agreement not only launches our asset recovery division and secures a pipeline of scrap metals for our metals processing division; it also gives RXAC a direct presence in Orlando, which is the premier business center in Florida,” said Dana Pekas, CEO of RXAC.

Mr Pekas added, “We are very pleased to partner with Jason Livingston, President of Harry’s Hauling, LLC. Jason has 13 years of experience in the demolition industry and is a licensed certified general contractor and a licensed asbestos abatement supervisor/contractor.   We appreciate his expertise and look forward to a continuing relationship with him and HHL on other projects in Orlando.”

About Resource Exchange of America Corporation

Resource Exchange of America Corporation is working to become a recycling powerhouse by rolling up companies within asset recovery, processing and brokering of ferrous and nonferrous scrap metal. With its access to deep-water ports, the company will be able to sell the scrap metal to clients domestically as well as abroad. Resource Exchange of America Corporation will bring together the best companies within the recycling industry and elevate them to excellence, drawing on the strengths of the individual companies while combining forces to achieve synergies and be able to tackle the biggest jobs.

Disclaimer – Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

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For more information about Resource Exchange of America Corporation, visit www.resource-exchange.com or contact Stanley Wunderlich at (800) 625-2236 or info@cfsg1.com.

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